UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Preferred Stock Offering

On September 4, 2018, Voya Financial, Inc. (“Voya” or the “Company”) issued a press release announcing a proposed registered public offering of its Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, $1,000 liquidation preference per share, subject to market and other conditions.

A copy of the press release announcing the commencement of the proposed offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Tender Offers

On September 4, 2018, Voya issued a press release announcing the commencement of two tender offers for certain debt securities of Voya and one of its subsidiaries, Voya Holdings Inc.

A copy of the press release announcing the commencement of the tender offers is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

As provided in General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

In connection with the offering described above, Voya made available the following information to potential investors:

Third Quarter Actuarial Assumptions Update

Consistent with the Company’s historical practice, the Company is currently engaged in its annual review and update of actuarial assumptions. The results of this review and update will be reflected in its financial results for the quarter ending September 30, 2018, which it currently plans to report on October 30, 2018.

Because the Company’s review and update of actuarial assumptions is not yet complete, the Company does not know at this time the full effect of this work on its financial results. Based on the work it has done to date, however, the Company currently believes that its update of actuarial assumptions will include an update for anticipated increases in premium payable under certain third-party reinsurance treaties or, in some cases, recapture in lieu of such increases. Although these increases in premium or recaptures, as the case may be, have not yet been agreed to or become effective, and may not ever become effective, the Company’s current best estimates include an increase in future reinsurance premium or recapture of certain ceded business.

The Company currently estimates that updating its actuarial assumptions for increased reinsurance premium or recapture of business will result in a charge for unfavorable unlocking of deferred acquisition costs, value of business acquired, and other intangibles of between $150 million and $200 million, which will be recognized in the Company’s U.S. GAAP financial results for the quarter ending September 30, 2018. The Company would also increase its reserves in connection with these updates. These estimates do not include the effect of any other updates to the Company’s actuarial assumptions, which may offset (in whole or part) or increase the total U.S. GAAP charge that will be recognized, and may also cause the Company to further increase, or to reduce, its reserves.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated September 4, 2018, announcing the offering of preferred stock (furnished not filed)

99.2	Press release, dated September 4, 2018, announcing the tender offers (furnished not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYA FINANCIAL, INC.

Date: September 4, 2018	By:	/S/ TREVOR OGLE
	Name:	Trevor Ogle
	Title:	Senior Vice President and Deputy General Counsel